          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED FEBRUARY 23, 1996
                                  $500,000,000
     [LOGO]
                              GENERAL MILLS, INC.
                          MEDIUM-TERM NOTES, SERIES E
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                                ---------------

    The Company may offer from time to time its Medium-Term Notes, Series E, due 9 months or more from the date of issue, as selected by the purchaser and agreed to by the Company, at an aggregate initial public offering price not to exceed $500,000,000 or its equivalent in another currency or composite currency.

    The Notes may be denominated in U.S. dollars or in such foreign currencies or composite currencies as may be designated by the Company at the time of offering. The Notes may also be issued with the principal amount thereof payable at maturity or upon redemption or repayment, or the amount of interest payable on an interest payment date, to be determined by reference to an index (e.g., currencies, composite currencies, commodities or financial or non-financial indices), as specified in the applicable Pricing Supplement. The specific currency, composite currency or any index, interest rate (if any), issue price and maturity date of any Note will be set forth in a Pricing Supplement to this Prospectus Supplement. Unless otherwise specified in the applicable Pricing Supplement, Notes denominated in other than U.S. dollars or ECUs will not be sold in, or to residents of, the country issuing the Specified Currency. See "Description of Notes".

    Unless otherwise specified in the applicable Pricing Supplement, the Notes, except Zero Coupon Notes, will bear interest at a fixed rate or rates or at a floating rate determined by reference to one or more of the Commercial Paper Rate, the Prime Rate, LIBOR, the Treasury Rate, the CD Rate, the Federal Funds Rate, the CMT Rate or such other interest rate formula as set forth in the applicable Pricing Supplement, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Notes. Interest rates and interest rate formulas are subject to change by the Company, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company. Unless otherwise specified in the applicable Pricing Supplement, interest on the Fixed Rate Notes will be payable on each March 15 and September 15 and at maturity or upon any earlier redemption or repayment dates. Interest on the Floating Rate Notes will be payable on the dates specified therein and in the applicable Pricing Supplement. Zero Coupon Notes will not bear interest. See "Description of Notes".

    Unless a Redemption Commencement Date or a Repayment Date is specified in the applicable Pricing Supplement, the Notes will not be redeemable or repayable prior to their Stated Maturity. If a Redemption Commencement Date or a Repayment Date is so specified, the Notes will be redeemable at the option of the Company, or repayable at the option of the Holder, or both (as specified therein) at any time after such date (or for a limited period) as described herein.

    The Notes offered hereby will be issued in either global or definitive form in denominations of U.S. $1,000 and integral multiples thereof or the approximate equivalent thereof in the Specified Currency, as specified in the applicable Pricing Supplement. A global Note representing Book-Entry Notes will be registered in the name of the nominee of The Depository Trust Company, which will act as Depositary (the "Depositary"). Interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary (with respect to participants' interests) and its participants. Except as described herein under "Description of Notes -- Book-Entry System," owners of beneficial interests in a global Note will not be considered the Holders thereof and will not be entitled to receive physical delivery of Notes in definitive form, and no global Note will be exchangeable except for another global Note of like denomination and terms to be registered in the name of the Depositary or its nominee. See "Description of Notes".
                             ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES  COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT,
       ANY   PRICING  SUPPLEMENT  HERETO  OR   THE    PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

                                                           PRICE TO            AGENTS'                  PROCEEDS TO
                                                          PUBLIC (1)       COMMISSIONS (2)              COMPANY (3)
                                                         -------------  ----------------------  ----------------------------
Per Note...............................................      100%           .125% - 1.000%           99.000% - 99.875%
Total (4)..............................................  $500,000,000   $625,000 - $5,000,000   $495,000,000 - $499,375,000

---------------
(1) Notes will be issued at 100% of their principal amount, unless otherwise specified in the applicable Pricing Supplement.
(2) The Company will pay the Agents a commission (or grant a discount) of from .125% to 1.000%, depending on maturity, of the principal amount of any Notes sold through them as Agents. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity, and may be resold by such Agent to investors or other purchasers at varying prices related to prevailing market prices at the time of resale to be determined by such Agent or, if so agreed, at a fixed public offering price. The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933. See "Supplemental Plan of Distribution".
(3) Before deducting estimated expenses of $409,914 payable by the Company, including expenses of the Agents to be reimbursed by the Company.
(4) Or the equivalent thereof in foreign currencies or currency units.
                             ---------------------

    Offers to purchase Notes are being solicited, on a reasonable efforts basis, from time to time by the Agents on behalf of the Company. Notes may be sold to the Agents as principals at negotiated discounts. The Company reserves the right to sell the Notes directly as principal on its own behalf, in which case no commission will be paid. The Company also reserves the right to withdraw, cancel or modify the offering contemplated hereby without notice. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange and there can be no assurance that the Notes will be sold or that there will be a secondary market for the Notes. No termination date for the offering of the Notes has been established. The Company or the Agents may reject any order as a whole or in part. See "Supplemental Plan of Distribution".

GOLDMAN, SACHS & CO.
            MERRILL LYNCH & CO.
                         DILLON, READ & CO. INC.
                                    MORGAN STANLEY & CO.
                                           INCORPORATED
                                                       BT SECURITIES CORPORATION
                             ---------------------

          The date of this Prospectus Supplement is February 28, 1996.

    IN CONNECTION WITH THE DISTRIBUTION OF THE NOTES, THE AGENTS MAY OVER-ALLOT OR EFFECT TRANSACTIONS IN THE NOTES WITH A VIEW TO STABILIZING OR MAINTAINING THE MARKET PRICE OF THE NOTES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN ANY OVER-THE-COUNTER MARKET OR OTHERWISE AND, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                              DESCRIPTION OF NOTES

GENERAL

    THE FOLLOWING DESCRIPTION OF THE PARTICULAR TERMS OF THE COMPANY'S MEDIUM-TERM NOTES, SERIES E, DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE (THE "NOTES") OFFERED HEREBY SUPPLEMENTS, AND TO THE EXTENT INCONSISTENT THEREWITH REPLACES, THE DESCRIPTION OF THE GENERAL TERMS AND PROVISIONS OF THE DEBT SECURITIES SET FORTH IN THE ACCOMPANYING PROSPECTUS, TO WHICH DESCRIPTION REFERENCE IS HEREBY MADE. UNLESS DIFFERENT TERMS OR ADDITIONAL TERMS ARE SPECIFIED IN THE APPLICABLE PRICING SUPPLEMENT TO THIS PROSPECTUS SUPPLEMENT (THE "PRICING SUPPLEMENT"), THE NOTES WILL HAVE THE TERMS DESCRIBED BELOW. REFERENCES TO INTEREST PAYMENTS AND INTEREST-RELATED INFORMATION DO NOT APPLY TO ZERO COUPON NOTES (AS DEFINED BELOW).

    The Notes will be issued pursuant to the Indenture dated as of February 1, 1996 (the "Indenture") between the Company and First Trust of Illinois, National Association, as Trustee (the "Trustee").

    The following summary of certain provisions of the Indenture does not purport to be complete and is subject to and is qualified in its entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. The Notes constitute a single, separate series of unsubordinated debt of the Company and will rank equally with all other unsecured and unsubordinated debt of the Company. The Indenture does not limit the aggregate principal amount of Debt Securities that may be issued thereunder. The Notes, however, are limited in amount as set forth on the cover page hereof, less an amount equal to the aggregate proceeds to the Company from the sale of any other Debt Securities (as defined in the Prospectus) issued from time to time. The foregoing limit, however, may be increased by the Company if in the future it determines that it may wish to sell additional Notes. For a description of the rights attaching to different series of Debt Securities under the Indenture, see "Description of Debt Securities" in the Prospectus.

    Unless previously redeemed or repaid, a Note will mature on the date ("Stated Maturity") nine months or more from its date of issue that is specified on the face thereof and in the applicable Pricing Supplement.

    Each Note will be denominated in a currency or composite currency ("Specified Currency") as specified on the face thereof and in the applicable Pricing Supplement, which may include U.S. dollars, Australian dollars, New Zealand dollars, Canadian dollars, Danish kroner, Italian lire, European
Currency Units ("ECUs") or any other currency set forth in the applicable Pricing Supplement. Purchasers of the Notes are required to pay for them by delivery of the requisite amount of the Specified Currency to an Agent, unless other arrangements have been made. Unless otherwise specified in the applicable Pricing Supplement, payments on the Notes will be made in the applicable Specified Currency; provided that, at the election of the Holder thereof and in certain circumstances at the option of the Company, payments on Notes denominated in other than U.S. dollars may be made in U.S. dollars. See "Payment of Principal and Interest."

    Each Note will be represented by either a global security (a "Global Security") registered in the name of a nominee of The Depository Trust Company, which will act as depositary (the "Depositary") (each such Note represented by a Global Security being herein referred to as a "Book-Entry Note") or a certificate issued in definitive registered form, without coupons (a "Certificated Note"), as set forth in the applicable Pricing Supplement. Except as set forth under "Book-Entry System" below, Book-Entry Notes will not be issuable in certificated form. So long as the Depositary or its nominee, as the case may be, is the registered owner of any Global Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or Holder of the Book-Entry Note or Notes represented by such Global Security for all purposes under the Indenture and the Book-Entry Notes. See "Book-Entry System" below.

    Unless otherwise specified in the applicable Pricing Supplement, the authorized denominations of any Note denominated in U.S. dollars will be $1,000 and integral multiples thereof. The authorized denominations of any Note denominated in other than U.S. dollars will be the amount of the Specified Currency for such Note equivalent, at the noon buying rate for wire transfers in The City of New York for such Specified Currency (the "Exchange Rate") on the first Business Day next preceding the date on which the Company accepts the offer to purchase such Note, to $1,000 (rounded down to an integral multiple of 1,000 units of such Specified Currency) and any greater amount that is an integral multiple of 1,000 units of such Specified Currency.

    Notes will be sold in individual issues of Notes having such interest rate or interest rate formula, if any, Stated Maturity and date of original issuance as shall be selected by the initial purchasers and agreed to by the Company. Unless otherwise indicated in the applicable Pricing Supplement, each Note, except any Zero Coupon Note (as defined below), will bear interest at either (i) a fixed rate (a "Fixed Rate Note"), which may be zero in the case of Notes issued at a discount from the principal amount payable at maturity thereof (a "Zero Coupon Note") or (ii) a floating rate (a "Floating Rate Note") determined by reference to one or more of the interest rate bases which may be adjusted by adding or subtracting the Spread and/or multiplying by the Spread Multiplier (each term as defined in "Floating Rate Notes" below).

    The Notes may be issued as Original Issue Discount Notes. An Original Issue Discount Note is a Note, including any Zero Coupon Note, which is issued at a price lower than the principal amount thereof and which provides that upon redemption, repayment or acceleration of the maturity thereof an amount less than the principal thereof shall become due and payable. In the event of redemption, repayment or acceleration of the maturity of an Original Issue Discount Note, the amount payable to the Holder of such Note upon such redemption, repayment or acceleration will be determined in accordance with the terms of the Note, but will be an amount less than the amount payable at the Stated Maturity of such Note. In addition, a Note issued at a discount may, for United States federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption, repayment or acceleration of maturity of such Note. See "United States Taxation -- Original Issue Discount" below.

    Notes may be issued from time to time as Indexed Notes (as defined below). "Indexed Notes" are Notes issued with the principal amount payable at maturity or upon redemption or repayment, or the amount of interest payable on an interest payment date, to be determined by reference to a currency exchange rate, composite currency, commodity price or other financial or non-financial index as set forth in the applicable Pricing Supplement. Holders of Indexed Notes may receive a principal amount at maturity that is greater than or less than the face amount of such Notes depending upon the value at maturity of the applicable index. Information as to the methods for determining the principal amount payable at maturity or the amount of interest payable on an interest payment date, as the case may be, any currency or commodity market to which principal or interest is indexed, foreign exchange risks and certain additional tax considerations with respect to Indexed Notes will be set forth in the applicable Pricing Supplement.

    Notes may be issued from time to time as Amortizing Notes (as defined below). "Amortizing Notes" are Notes for which payments of principal and interest are made in installments over the life of the Note. Interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Amortizing Note will be provided in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund and, unless an initial date on which a Note may be redeemed by the Company (a "Redemption Commencement Date") or a date on which a Note may be repayable at the option of a holder thereof (a "Repayment Date") is specified in the applicable Pricing Supplement, will not be redeemable or repayable prior to their Stated Maturity. If a Redemption Commencement Date or Repayment Date is so specified with respect to any Note, the applicable Pricing Supplement will also specify one or more redemption or repayment prices (expressed as a percentage of the principal amount of such Note) ("Redemption Prices" or "Repayment Prices," respectively) and the redemption or repayment period or periods ("Redemption Periods" or "Repayment Periods," respectively) during which such Redemption Prices or Repayment Prices shall apply. Unless otherwise specified in the Pricing Supplement, any such Note shall be redeemable at the option of the Company, as a whole or in part from time to time, or repayable at the option of the Holder thereof (as specified in such Pricing Supplement) at any time on or after such specified Redemption Commencement Date or Repayment Date, as the case may be, or for a limited period (as specified in such Pricing Supplement), at the specified Redemption Price or Repayment Price applicable to the Redemption Period or Repayment Period during which such Note may be redeemed or repaid, together with interest accrued to the date on which such Notes are redeemed or repaid. With respect to the redemption of Global Securities, the Depositary advises that if less than all of the Notes with like tenor and terms are to be redeemed, the particular interests (in integral multiples of $1,000) in the Book-Entry Notes representing the Notes to be redeemed shall be selected by the Depositary's impartial lottery procedures. Unless otherwise specified in the applicable Pricing Supplement, any redemption of a Note shall be effected on not less than 30 nor more than 60 days' notice to the Holder thereof.

    In the event that the option of the Holder to elect repayment as described above is deemed to be a "tender offer" within the meaning of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company will comply with Rule 14e-1 as then in effect to the extent applicable.

    The Pricing Supplement relating to each Note will describe the following terms: (i) the Specified Currency with respect to such Note (and, if such Specified Currency is other than U.S. dollars, certain other terms relating to such Note, including the authorized denominations); (ii) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued; (iii) the date on which such Note will be issued; (iv) the date on which such Note will mature; (v) whether such Note is a Fixed Rate Note or a Floating Rate Note; (vi) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, the interest payment date or dates, if different from those set forth below under "Fixed Rate Notes"; (vii) if such Note is a Floating Rate Note, the interest rate basis (the "Interest Rate Basis") for each such Floating Rate Note which will be (a) the Commercial Paper Rate, in which case such Note will be a Commercial Paper Rate Note, (b) the Prime Rate, in which case such Note will be a Prime Rate Note, (c) the London Inter-Bank Offered Rate ("LIBOR"), in which case such Note will be a LIBOR Note, (d) the Treasury Rate, in which case such Note will be a Treasury Rate Note, (e) the CD Rate, in which case such Note will be a CD Rate Note, (f) the Federal Funds Rate, in which case such Note will be a Federal Funds Rate Note, (g) the CMT Rate, in which case such Note will be a CMT Rate Note, or (h) such other interest rate basis or formula as is set forth in such Pricing Supplement, and, if applicable, the Calculation Agent, the Index Maturity, the Spread and/or Spread Multiplier, the Maximum Rate, the Minimum Rate, the Initial Interest Rate, the Interest Payment Dates, the Regular Record Dates, the Calculation Date, the Interest Determination Date and the Interest Reset Date with respect to such Floating Rate Note; (viii) whether such Note is an Original Issue Discount Note, and if so, the yield to maturity; (ix) whether such Note is an Indexed Note, and if so, the principal amount thereof payable at maturity, or the amount of interest payable on an interest payment date, as determined by reference to the applicable index, in addition to certain other information relating to the Indexed Note; (x) whether such Note is an Amortizing Note, and if so, repayment information with respect to installments of principal and interest; (xi) whether such Note may be redeemed at the option of the Company, or repaid at the option of the holder, prior to the Stated Maturity and if so, the provisions relating to such redemption or repayment; (xii) whether such Note will be issued initially as a Book-Entry Note or a Certificated Note; and (xiii) any other terms of such Note not inconsistent with the provisions of the Indenture.

    Certificated Notes may be presented for registration of transfer or exchange at the Corporate Trust Office of First Trust of Illinois, National Association in the City of Chicago or at its agency in the Borough of Manhattan, The City of New York.

    Unless otherwise indicated in a Pricing Supplement, neither the covenants of the Company under the Indenture nor those contained in the Notes will necessarily afford Holders of the Notes protection in the event of a highly leveraged transaction involving the Company, such as a leveraged buyout.

    Interest rates offered by the Company with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of Notes purchased in any single transaction. Interest rates or formulae and other terms of Notes are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company.

FIXED RATE NOTES

    Each Fixed Rate Note (except any Zero Coupon Note) will bear interest from and including its date of issue or from and including the most recent Payment Date to which interest on such Note has been paid or duly provided for at the fixed rate per annum stated on the face thereof and in the applicable Pricing Supplement until the principal thereof is paid or made available for payment. Unless otherwise specified in the Pricing Supplement, interest on such Fixed Rate Note will be payable semiannually each March 15 and September 15 (each an "Interest Payment Date") and at maturity or upon earlier redemption or repayment. Each payment of interest in respect of an Interest Payment Date will include interest accrued to but excluding such Interest Payment Date. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. Interest will be payable on each Interest Payment Date and at maturity or upon earlier redemption or repayment as specified below under "Payment of Principal and Interest."

FLOATING RATE NOTES

    Each Floating Rate Note will bear interest from its date of issue, at the rate per annum determined pursuant to the interest rate formula stated therein and in the applicable Pricing Supplement until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at maturity as specified below under "Payment of Principal and Interest."

    The interest rate for each Floating Rate Note will be determined by reference to an Interest Rate Basis which may be adjusted by adding or subtracting the Spread and/or multiplying by the Spread Multiplier (both terms as defined below). A Floating Rate Note may also have either or both of the following: (a) a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period (a "Maximum Rate"); and (b) a minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period (a "Minimum Rate"). The "Spread" is the number of basis points specified in the applicable Pricing Supplement as being applicable to the interest rate for such Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as being applicable to the interest rate for such Note. "Index Maturity" means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable Pricing Supplement. Unless otherwise provided in the applicable Pricing Supplement, First Trust of Illinois, National Association will be the calculation agent (the "Calculation Agent") with respect to the Floating Rate Notes.

    The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each an "Interest Reset Date"), as specified in the applicable Pricing Supplement. The Interest Reset Date will be, in the case of Floating Rate Notes which reset daily, each Business Day;

in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, the Tuesday of each week (except as provided below); in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes which reset semi-annually, the third Wednesday of two months of each year as specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of one month of each year as specified in the applicable Pricing Supplement; PROVIDED, HOWEVER, that the interest rate in effect from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note will be the Initial Interest Rate (as set forth in the applicable Pricing Supplement). If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Market Day (as defined below) with respect to such Floating Rate Note, the Interest Reset Date for such Floating Rate Note shall be postponed to the next day that is a Market Day with respect to such Floating Rate Note, except that in the case of a LIBOR Note, if such Market Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day. As used herein, the term "Market Day" means (a) with respect to any Note (other than any LIBOR Note), any Business Day, and (b) with respect to any LIBOR Note, any such Business Day which is also a London Business Day. The term "London Business Day" means (i) if the Specified Currency is other than ECU, any day on which dealings in such Specified Currency are transacted in the London interbank market or (ii) if the Specified Currency is ECU, any day that does not appear as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market. The term "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is (i) not a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close, and (ii) if the Note is denominated in a Specified Currency (as defined below) other than U.S. dollars, not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in the financial center of the country issuing the Specified Currency (which in the case of ECUs shall be Luxembourg, in which case "Business Day" shall not include any day that is a non-ECU clearing day as determined by the ECU Banking Association in Paris).

    The Interest Determination Date pertaining to an Interest Reset Date for a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"), for a Prime Rate Note (the "Prime Rate Interest Determination Date"), for a CD Rate Note (the "CD Rate Interest Determination Date"), for a Federal Funds Rate Note (the "Federal Funds Rate Interest Determination Date") and for a CMT Rate Note (the "CMT Rate Interest Determination Date") will be the second Market Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Market Day immediately following such auction date.

    All percentages resulting from any calculations referred to in this Prospectus Supplement will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).

    In addition to any maximum interest rate which may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law the maximum rate of interest is 25% per annum on a simple interest basis, with certain exceptions. The limit may not apply to Floating Rate Notes in which $2,500,000 or more has been invested.

    Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

    Upon the request of the Holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect, and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Floating Rate Note. The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error.

    COMMERCIAL PAPER RATE NOTES.

    Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) and will be payable on the dates specified on the face of the Commercial Paper Rate Note and in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Reset Date, the Money Market Yield (calculated as described below) of the per annum rate (quoted on a bank discount basis) for the relevant Commercial Paper Interest Determination Date for commercial paper having the specified Index Maturity as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper." In the event that such rate is not published prior to 9:00 a.m. New York City time, on the relevant Calculation Date, then the Commercial Paper Rate with respect to such Interest Reset Date shall be the Money Market Yield of such rate on such Commercial Paper Interest Determination Date for commercial paper having the specified Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 p.m. Quotations for United States Government Securities" or any successor publication published by the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, the Commercial Paper Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered per annum rates (quoted on a bank discount basis), as of 11:00 a.m., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the specified Index Maturity placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency; PROVIDED, HOWEVER, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Interest Reset Date will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

    "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                                    360 x D
   Money Market Yield = 100  x   -------------
                                 360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period from the Interest Reset Date to but excluding the next Interest Reset Date, or the maturity, redemption or repayment date, as appropriate.

    PRIME RATE NOTES.

    Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates specified on the face of the Prime Rate Note and in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Reset Date, the rate set forth for the relevant Prime Rate Interest Determination Date in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 9:00 a.m., New York City time, on the relevant Calculation Date, then the Prime Rate with respect to such Interest Reset Date will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks) ("Reuters Screen USPRIME1 Page") as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page on such Prime Rate Interest Determination Date, the Prime Rate with respect to such Interest Reset Date will be the arithmetic mean of the prime rates or base lending rates
(quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Prime Rate Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent; PROVIDED, HOWEVER, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Prime Rate with respect to such Interest Reset Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

    LIBOR NOTES.

    LIBOR Notes will bear interest at the interest rates (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any), and will be payable on the dates specified on the face of the LIBOR Note and in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, LIBOR, with respect to any Interest Reset Date, will be determined by the Calculation Agent in accordance with the following provisions:

         (i) With respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity specified in such Pricing Supplement, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page on Reuters Monitor Money Rates Service as of 11:00 a.m., London time, on such LIBOR Interest Determination Date, or
    (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified in such Pricing Supplement, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page on Telerate Data Service as of 11:00 a.m., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

        (ii) If LIBOR with respect to a LIBOR Interest Determination Date is to be determined pursuant to this clause (ii), the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., or such other time specified in the applicable Pricing Supplement, in the applicable Principal Financial Center (as defined below), on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; PROVIDED, HOWEVER, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

    "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be United States dollars.

    "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency, except that with respect to United States dollars, Deutsche marks, Italian lira, Swiss francs, Dutch guilders and ECUs, the Principal Financial Center shall be The City of New York, Frankfurt, Milan, Zurich, Amsterdam and Luxembourg, respectively.

    TREASURY RATE NOTES.

    Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if
any) and will be payable on the dates specified on the face of the Treasury Rate Note and in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Interest Reset Date, the rate for the auction on the relevant Treasury Interest Determination Date of direct obligations of the United States ("Treasury bills") having the specified Index Maturity as published in H.15(519) under the heading "United States Government Securities -- Treasury Bills -- auction average (investment)" or, if not so published by 9:00 a.m., New York City time, on the relevant Calculation Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury. In the event that the results of such auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held during such week, then the Treasury Rate shall be the rate set forth in H.15(519) for the relevant Treasury Rate Interest Determination Date for the specified Index Maturity under the heading "United States Government Securities -- Treasury Bills -- Secondary Market." In the event such rate is not so published by 3:00 p.m., New York City time, on the relevant Calculation Date, the Treasury Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as appropriate, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on such Treasury Interest Determination Date, of three primary United States government securities dealers in The City of New York selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; PROVIDED, HOWEVER, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Treasury Rate with respect to such Interest Reset Date will be the Treasury Rate in effect on such Treasury Interest Determination Date.

    CD RATE NOTES.

    CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates specified on the face of the CD Rate Note and in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Reset Date, the rate for the relevant CD Rate Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 9:00 a.m., New York City time, on the relevant Calculation Date, then the CD Rate with respect to such Interest Reset Date shall be the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the CD Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 a.m., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the specified Index Maturity in a denomination of U.S. $5,000,000; PROVIDED, HOWEVER, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate with respect to such Interest Reset Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

    FEDERAL FUNDS RATE NOTES.

    Federal  Funds  Rate  Notes  will  bear  interest  at  the  interest   rates
(calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates specified on the face of the Federal Funds Rate Note and in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Reset Date, the rate on the relevant Federal Funds Interest Determination Date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 9:00 a.m., New York City time, on the relevant Calculation Date, then the Federal Funds Rate with respect to such Interest Reset Date will be the rate on such Federal Funds Interest Determination Date for Federal Funds as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the Federal Funds Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates, as of 9:00 a.m., New York City time, on such Federal Funds Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; PROVIDED, HOWEVER, that if fewer than three brokers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Interest Reset Date will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

    CMT RATE NOTES.

    CMT Rate Notes will bear interest at the interest rates (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any) and will be payable on the dates specified on the face of the CMT Rate Note and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any CMT Interest Reset Date, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption ". . .Treasury Constant Maturities. . .Federal Reserve Board Release H.15. . .Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on the related CMT Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week or the month, as specified in the applicable Pricing Supplement, ended immediately preceding the week or month (as applicable) in which the related CMT Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or is not displayed prior to 3:00 p.m., New York City time, on the relevant Calculation Date, then the CMT Rate with respect to such CMT Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or, is not published by 3:00 p.m., New York City time, on such Calculation Date, then the CMT Rate for such CMT Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time on the CMT Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury notes quotations, the CMT Rate for such CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Interest Determination Date. If two Treasury notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

    "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

    "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

PAYMENT OF PRINCIPAL AND INTEREST

    Payments of principal of (and payment of premium if any) and interest on all Book-Entry Notes will be payable in accordance with the procedures described below under "Book-Entry System." Unless otherwise specified in the applicable Pricing Supplement, payments of principal of (and premium, if any) and interest on all Fixed Rate Certificated Notes and Floating Rate Certificated Notes will be made in the applicable Specified Currency; PROVIDED, HOWEVER, that payments of principal (and premium, if any) and interest on Notes denominated in other than U.S. dollars will nevertheless be made in U.S. dollars (i) with respect to Certificated Notes at the option of the Holders thereof under the procedures described in the two following paragraphs and (ii) with respect to any Notes at the option of the Company in the case of imposition of exchange controls or other circumstances beyond the control of the Company as described in the last paragraph under this heading. If specified in the applicable Pricing Supplement, the amount of principal payable on the Notes therein described will be determined by reference to an index or formula described in such Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, and except as provided in the next paragraph, payments of interest and principal (and premium, if any) with respect to any Note denominated in other than U.S. dollars will be made in U.S. dollars if the registered Holder of such Note on the relevant Regular Record Date or at maturity, redemption or repayment, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Trustee at its Corporate Trust Office in the City of Chicago or its agency in The City of New York on or prior to such Regular Record Date or the date 15 days prior to maturity, redemption or repayment, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable or telex or, if promptly confirmed in writing, by other form of facsimile transmission. Any such request made with respect to any Certificated Note by a registered Holder will remain in effect with respect to any further payments of interest and principal (and premium, if any) with respect to such Note payable to such Holder, unless such request is revoked on or prior to the relevant Regular Record Date or the date 15 days prior to maturity, redemption or repayment, as the case may be. Holders of Certificated Notes denominated in other than U.S. dollars whose Notes are registered in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in U.S. dollars may be made.

    Unless otherwise specified in the applicable Pricing Supplement, the U.S. dollar amount to be received by a Holder of a Note (including a Book-Entry Note) denominated in other than U.S. dollars who elects to receive payment in U.S. dollars will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent (as defined below) as of 11:00 a.m., New York City time, on the second Business Day next preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Notes electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available on the second Business Day preceding the date of payment of principal (and premium, if any) or interest with respect to any Note, such payment will be made in the Specified Currency. All currency exchange costs associated with any payment in U.S. dollars on any such Note will be borne by the Holder thereof by deductions from such payment. Unless otherwise provided in the applicable Pricing Supplement, First Trust of Illinois, National Association will be the Exchange Rate Agent (the "Exchange Rate Agent") with respect to the Notes.

    Interest and, in the case of Amortizing Notes, principal, will be payable to the person in whose name a Note is registered (which in the case of Global Securities representing Book-Entry Notes will be the Depositary or a nominee of the Depositary) at the close of business on the Regular Record Date next preceding such Interest Payment Date; PROVIDED, HOWEVER, that interest payable at maturity, redemption or repayment, will be payable to the person to whom principal shall be payable (which in the case of Global Securities representing Book-Entry Notes will be the Depositary or a nominee of the Depositary). The first payment of interest and, in the case of Amortizing Notes, principal, on any Note originally issued after a Regular Record Date and on or before an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date. Unless otherwise indicated in the applicable Pricing Supplement, the "Regular Record Date" with respect to any Floating Rate Note shall be the date 15 calendar days prior to each Interest Payment Date, whether or not such date shall be a Market Day, and the "Regular Record Date" with respect to any Fixed Rate Note shall be the date 14 calendar days prior to each Interest Payment Date, whether or not such date shall be a Market Day.

    Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, interest will be payable: (i) in the case of Floating Rate Notes which reset daily, weekly, or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year (as indicated in the applicable Pricing Supplement); (ii) in the case of Floating Rate Notes which reset quarterly, on the third Wednesday of March, June, September and December of each year; (iii) in the case of Floating Rate Notes which reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and (iv) in the case of Floating Rate Notes which reset annually, on the third Wednesday of the month specified in the applicable Pricing Supplement (each an "Interest Payment Date"), and in each case, at maturity, redemption or repayment. If any Interest Payment Date (other than at maturity, redemption or repayment) for any Floating Rate Note would fall on a day that is not a Market Day with respect to such Note, such Interest Payment Date will be postponed to the following day that is a Market Day with respect to such Note and interest will accrue to such Market Day, except that, in the case of a LIBOR Note, if such Market Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding day that is a Market Day with respect to such LIBOR Note. If the maturity date (or date of redemption or repayment) of any Floating Rate Note would fall on a day that is not a Market Day, the payment of interest and principal (and premium, if any) may be made on the next succeeding Market Day, and no interest on such payment will accrue for the period from and after the maturity date (or the date of redemption or repayment).

    Unless otherwise specified in the applicable Pricing Supplement, interest payments in respect of Fixed Rate Notes and Floating Rate Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or Maturity Date, as the case may be; provided, however, that if the Interest Reset Dates with respect to any Floating Rate Notes are daily or weekly, interest payable on such Note on any Interest Payment Date, other than interest payable on the date on which principal on such Note is payable, unless otherwise specified in the applicable Pricing Supplement, will include interest accrued to but excluding the day following the next preceding Regular Record Date.

    With respect to a Floating Rate Note, accrued interest from the date of issue or from the last date to which interest has been paid is calculated by multiplying the face amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the date of issue, or from the last date to which interest has been paid, to but excluding the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such date by 360, in the case of Commercial Paper Rate Notes, Prime Rate Notes, LIBOR Notes, CD Rate Notes, Federal Funds Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes or CMT Rate Notes. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

    If any Interest Payment Date or the maturity date (or the date of redemption or repayment) of any Fixed Rate Note falls on a day that is not a Market Day, the payment will be made on the next Market Day as if it were made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or the maturity date (or the date of redemption or repayment), as the case may be.

    Payment of the principal of (and premium, if any) and any interest due with respect to any Certificated Note at maturity, redemption or repayment to be made in U.S. dollars will be made in immediately available funds upon surrender of such Note at the Corporate Trust Office of First Trust of Illinois, National Association in the City of Chicago or its agency in the Borough of Manhattan, The City of New York, provided that the Certificated Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest with respect to Certificated Notes to be made in U.S. dollars other than at maturity, redemption or repayment will be made by check mailed to the address of the person entitled thereto as it appears in the Security Register or by wire transfer to such account as may have been appropriately designated by such Person.

    The total amount of any principal, premium, if any, and interest due on any Global Security representing one or more Book-Entry Notes on any Interest Payment Date or at maturity will be made available to the Trustee on such date. As soon as possible thereafter, the Trustee will make such payments to the Depositary. The Depositary will allocate such payments to each Book-Entry Note represented by such Global Security and make payments to the owners thereof in accordance with its existing operating procedures. Neither the Company nor the Trustee shall have any responsibility or liability for such payments by the Depositary. So long as the Depositary or its nominee is the registered owner of any Global Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or Holder of the Book-Entry Note or Notes represented by such Global Security for all purposes under the Indenture and the Book-Entry Notes. The Company understands, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a Global Security to exercise certain rights of Holders of Securities. See "Book-Entry System."

    Unless otherwise specified in the applicable Pricing Supplement, payments of interest and principal (and premium, if any) with respect to any Certificated Note to be made in a Specified Currency other than U.S. dollars will be made by wire transfer of immediately available funds to such account with a bank located in the country issuing the Specified Currency (or, with respect to Certificated Notes denominated in ECUs, to an ECU account) or other jurisdiction acceptable to the Company and the Trustee as shall have been designated at least five Business Days prior to the Interest Payment Date or Stated Maturity (or date of redemption or repayment), as the case may be, by the registered Holder of such Certificated Note on the relevant Regular Record Date or maturity (or date of redemption or repayment), provided that, in the case of payment of principal (and premium, if any) and any interest due at maturity (or date of redemption or repayment), the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Such designation shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in the City of Chicago or its agency in The City of New York and, unless revoked, any such designation made with respect to any Certificated Note by a registered Holder will remain in effect with respect to any further payments with respect to such Note payable to such Holder. If a payment with respect to any such Note cannot be made by wire transfer because the required designation has not been received by the Trustee on or before the requisite date or for any other reason, a notice will be mailed to the Holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Trustee's receipt of such a designation, such payment will be made within five Business Days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Notes in respect of which payments are made.

    If the principal of (and premium, if any) or interest on any Note (including any Book-Entry Note) is payable in other than U.S. dollars and such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to Holders of the Notes by making such payment in U.S. dollars on the basis of the most recently available Exchange Rate. Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the Indenture.

BOOK-ENTRY SYSTEM

    Upon issuance, all Book-Entry Notes of the same series and bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption or repayment provisions, if any, Specified Currency, Stated Maturity and other terms will be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary located in the Borough of Manhattan, The City of New York, and will be registered in the name of the Depositary or a nominee of the Depositary.

    Upon the issuance of a Global Security, the Depositary for such Global Security will credit the accounts of persons held with it with the respective principal or face amounts of the Book-Entry Notes represented by such Global Security. The accounts to be credited shall be designated initially by the Agents through which the Notes were sold, or by the Company if such Notes are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary ("participants") and to persons that may hold interests through such participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary for such Global Security (with respect to a participant's interest) and records maintained by participants (with respect to interests of persons other than participants).

    Payment of principal of and any premium and interest on Book-Entry Notes represented by any such Global Security will be made to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Book-Entry Notes represented thereby for all purposes under the Indenture. Neither the Company or the Trustee, nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's records relating to or payments made on account of beneficial ownership interests in a Global Security representing any Book-Entry Notes or any other aspect of the relationship between the Depositary and its participants or the relationship between such participants and the owner of beneficial interests in a Global Security owning through such participants or for maintaining, supervising or reviewing any of the Depositary's records relating to such beneficial ownership interests.

    With respect to any Book-Entry Note denominated in a Specified Currency other than U.S. dollars, the Depositary currently has elected to have payments of principal (and premium, if any) and interest on such Note made in U.S. dollars unless notified by any of its participants through which an interest in such Note is held that it elects to receive such payment of principal (or premium, if any) or interest in such Specified Currency. Unless otherwise specified in the applicable Pricing Supplement, a beneficial owner of Book-Entry Notes denominated in a Specified Currency other than U.S. dollars electing to receive payments of principal or any premium or interest in a currency other than U.S. dollars must notify the participant through which its interest is held on or prior to the applicable Record Date, in the case of a payment of interest, and on or prior to the sixteenth day prior to the maturity, redemption, or repayment date, in the case of principal or premium, of such beneficial owner's election to receive all or a portion of such payment in such Specified Currency. Such participant must notify the Depositary of such election on or prior to the third Business Day after such Record Date or after such sixteenth day. The Depositary will notify the Trustee of such election on or prior to the fifth Business Day after such Record Date or after such sixteenth day. If complete instructions are received by the participant to the Depositary and by the Depositary to the Trustee, on or prior to such dates, the beneficial owner will receive payments in the Specified Currency.

    The Company has been advised by the Depositary that upon receipt of any payment of principal of or any premium or interest on any Global Security, the Depositary will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depositary. Payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held by such participants for customer accounts registered in "street name," and will be the sole responsibility of such participants.

    No Global Security may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor.

    Unless otherwise specified in the applicable Pricing Supplement, a Global Security representing Book-Entry Notes is exchangeable for Certificated Notes of the same series and bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions or repayment (if any), stated maturity and other terms and of differing authorized denominations aggregating a like amount, only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, (ii) the Company in its sole discretion determines that all such Global Securities shall be exchangeable for Certificated Notes in registered form, or (iii) an Event of Default with respect to the Notes represented by such Global Security has occurred and is continuing. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Certificated Notes issuable in denominations of $1,000 and integral multiples thereof and registered in such names as the Depositary holding such Global Security shall direct. Such Certificated Notes shall be registered in the names of the owners of the beneficial interests in such Global Security as provided by the Depositary's relevant participant (as identified by the Depositary). Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of the Depositary or its nominee.

    So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of Book-Entry Notes represented by such Global Security for the purposes of receiving payment on the Notes, receiving notices and for all other purposes under the Indenture and the Notes. Except as provided above, owners of beneficial interests in a Global
Security will not be entitled to receive physical delivery of Notes in definitive form and will not be considered the Holders thereof for any purpose under the Indenture. Accordingly, each person owning a beneficial interest in such a Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security. The Indenture provides that the Depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    The Depositary has advised the Company that the Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. The Depositary was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Agents), banks, trust companies (including the Trustee), clearing corporations, and certain other organizations some of which (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

                             UNITED STATES TAXATION

    The following summary of the principal United States federal income tax consequences of ownership of Notes deals only with Notes held as capital assets by initial purchasers, and not with special classes of holders, such as dealers in securities or currencies, banks, tax-exempt organizations, life insurance companies, persons that hold Notes that are a hedge or that are hedged against currency risks or that are part of a straddle or conversion transaction, persons that are not "United States Holders," as defined below, or persons whose functional currency is not the U.S. dollar. Moreover, the summary deals only with Notes that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of ownership of Notes that are due to mature more than 30 years from their date of issue will be discussed in an applicable Pricing Supplement. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect.

    Prospective purchasers of Notes should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other taxing jurisdiction, of ownership of Notes.

PAYMENTS OF INTEREST

    Interest on a Note, whether payable in U.S. dollars or a currency, composite currency or basket of currencies other than U.S. dollars (a "foreign currency"), other than interest on a "Discount Note" that is not "qualified stated interest" (each as defined below under "Original Issue Discount -- General"), will be taxable to a United States Holder as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes. A United States Holder is a beneficial owner who or that is (i) a citizen or resident of the United States, (ii) a domestic corporation, or (iii) otherwise subject to United States federal income taxation on a net income basis in respect of the Note.

    If an interest payment is denominated in, or determined by reference to, a foreign currency, the amount of income recognized by a cash basis United States Holder will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

    An accrual basis United States Holder may determine the amount of income recognized with respect to an interest payment denominated in, or determined by reference to, a foreign currency in accordance with either of two methods. Under the first method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, the part of the period within the taxable year).

    Under the second method, the United States Holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, if a payment of interest is actually received within five business days of the last day of the accrual period or taxable year, an electing accrual basis United States Holder may instead translate such accrued interest into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the United States

Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, and will be irrevocable without the consent of the Internal Revenue Service (the "Service").

    Upon receipt of an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a Note) denominated in, or determined by reference to, a foreign currency, the United States Holder will recognize ordinary income or loss measured by the difference between (x) the average exchange rate used to accrue interest income, or the exchange rate as determined under the second method described above if the United States Holder elects that method, and (y) the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

ORIGINAL ISSUE DISCOUNT

    GENERAL. A Note, other than a Note with a term of one year or less (a "short-term Note"), will be treated as issued at an original issue discount (a "Discount Note") if the excess of the Note's "stated redemption price at maturity" over its "issue price" is more than a "de minimis amount" (as defined below). Generally, the issue price of a Note will be the first price at which a substantial amount of Notes included in the issue of which the Note is a part is sold to purchasers other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. The stated redemption price at maturity of a Note is the total of all payments provided by the Note other than payments of "qualified stated interest." A qualified stated interest payment is generally any one of a series of stated interest payments on a Note that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) applied to the outstanding principal amount of the Note. Special rules for "Variable Rate Notes" (as defined below under "Original Issue Discount -- Variable Rate Notes") are described below under "Original Issue Discount -- Variable Rate Notes."

    In general, if the excess of a Note's stated redemption price at maturity over its issue price is less than 1/4 of 1 percent of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity (the "de minimis amount"), then such excess, if any, constitutes "de minimis original issue discount" and the Note is not a Discount Note. Unless the election described below under "Election to Treat All Interest as Original Issue Discount" is made, a United States Holder of a Note with de minimis original issue discount must include such de minimis original issue discount in income as stated principal payments on the Note are made. The includible amount with respect to each such payment will equal the product of the total amount of the Note's de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the Note.

    United States Holders of Discount Notes having a maturity of more than one year from their date of issue must, generally, include original issue discount ("OID") in income calculated on a constant-yield method before the receipt of cash attributable to such income and, except in the case of Amortizing Notes, generally will have to include in income increasingly greater amounts of OID over the life of the Note. The amount of OID includible in income by a United States Holder of a Discount Note is the sum of the daily portions of OID with respect to the Discount Note for each day during the taxable year or portion of the taxable year in which the United States Holder holds such Discount Note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Note may be of any length selected by the United States Holder and may vary in length over the term of the Note as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs on either the final or first day of an accrual period. The amount of OID allocable to an accrual period equals the excess of (a) the product of the Discount Note's adjusted issue price at the beginning of the accrual period and such Note's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the payments of qualified stated interest on the Note allocable to the accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period is the issue price of the Note increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the Note that were not qualified stated interest payments. For purposes of determining the amount of OID allocable to an accrual period, if an interval between payments of qualified stated interest on the Note contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated pro rata on the basis of relative lengths to each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. The amount of OID allocable to an initial short accrual period may be computed using any reasonable method if all other accrual periods other than a final short accrual period are of equal length. The amount of OID allocable to the final accrual period is the difference between
(x) the amount payable at the maturity of the Note (other than any payment of qualified stated interest) and (y) the Note's adjusted issue price as of the beginning of the final accrual period.

    ACQUISITION PREMIUM. A United States Holder that purchases a Note for an amount less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (any such excess being "acquisition premium") and that does not make the election described below under "Election to Treat All Interest as Original Issue Discount" is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the United States Holder's adjusted basis in the Note immediately after its purchase over the adjusted issue price of the Note, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's adjusted issue price.

    MARKET DISCOUNT. A Note, other than a short-term Note, will be treated as purchased at a market discount (a "Market Discount Note") if (i) the amount for which a United States Holder purchased the Note is less than the Note's issue price (as determined above under "Original Issue Discount -- General") and (ii) the Note's stated redemption price at maturity or, in the case of a Discount Note, the Note's "revised issue price," exceeds the amount for which the United States Holder purchased the Note by at least 1/4 of 1 percent of such Note's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the Note's maturity. If such excess is not sufficient to cause the Note to be a Market Discount Note, then such excess constitutes "de minimis market discount." The Code provides that, for these purposes, the "revised issue price" of a Note generally equals its issue price, increased by the amount of any OID that has accrued on the Note.

    Any gain recognized on the maturity or disposition of a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such Note. Alternatively, a United States Holder of a Market Discount Note may elect to include market discount in income currently over the life of the Note. Such an election shall apply to all debt instruments with market discount acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the Service.

    Market discount on a Market Discount Note will accrue on a straight-line basis unless the United States Holder elects to accrue such market discount on a constant-yield method. Such an election shall apply only to the Note with respect to which it is made and may not be revoked. A United States Holder of a Market Discount Note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such Note in an amount not exceeding the accrued market discount on such Note until the maturity or disposition of such Note.

    PRE-ISSUANCE ACCRUED INTEREST. If (i) a portion of the initial purchase price of a Note is attributable to pre-issuance accrued interest, (ii) the first stated interest payment on the Note is to be made within one year of the Note's issue date, and (iii) the payment will equal or exceed the amount of pre-issuance accrued interest, then the United States Holder may elect to decrease the issue price of the Note by the amount of pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the Note.

    NOTES SUBJECT TO CONTINGENCIES INCLUDING OPTIONAL REDEMPTION. In general, if a Note provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies and the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, the yield and maturity of the Note are determined by assuming that the payments will be made according to the Note's stated payment schedule. If, however, based on all the facts and circumstances as of the issue date, it is more likely than not that the Note's stated payment schedule will not occur, then, in general, the yield and maturity of the Note are computed based on the payment schedule most likely to occur.

    Notwithstanding the general rules for determining yield and maturity in the case of Notes subject to contingencies, if the Company or the United States Holder has an unconditional option or options that, if exercised, would require payments to be made on the Note under an alternative payment schedule or schedules, then (i) in the case of an option or options of the Company, the Company will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the Note and (ii) in the case of an option or options of the United States Holder, the United States Holder will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the Note. For purposes of those calculations, the yield on the Note is determined by using any date on which the Note may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of the Note as the principal amount payable at maturity.

    If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a "change in circumstances") then, except to the extent that a portion of the Note is repaid as a result of the change in circumstances and solely for purposes of the accrual of OID, the yield and maturity of the Note are redetermined by treating the Note as reissued on the date of the change in circumstances for an amount equal to the Note's adjusted issue price on that date.

    ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. A United States Holder may elect to include in gross income all interest that accrues on a Note using the constant-yield method described above under the heading "Original Issue Discount -- General," with the modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "Notes Purchased at a Premium") or acquisition premium.

    In applying the constant-yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing United States Holder's adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing United States Holder, and no payments on the Note will be treated as payments of qualified stated interest. This election will generally apply only to the Note with respect to which it is made and may not be revoked without the consent of the Service. If this election is made with respect to a Note with amortizable bond premium, then the electing United States Holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by the electing United States Holder as of the beginning of the taxable year in which the Note with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the Service.

    If the election to apply the constant-yield method to all interest on a Note is made with respect to a Market Discount Note, the electing United States Holder will be treated as having made the election discussed above under "Original Issue Discount -- Market Discount" to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such United States Holder.

    VARIABLE RATE NOTES. A "Variable Rate Note" is a Note that: (i) has an issue price that does not exceed the total noncontingent principal payments by more than the lesser of (1) the product of (x) the total noncontingent principal payments, (y) the number of complete years to maturity from the issue date and
(z) .015, or (2) 15 percent  of the total noncontingent principal payments,  and
(ii) provides for stated interest compounded or paid at least annually at (1) one or more "qualified floating rates," (2) a single fixed rate and one or more qualified floating rates, (3) a single "objective rate" or (4) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

    A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a "current value" of that rate. A "current value" of a rate is the value of the rate on any day that is no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day.

    A variable rate is a "qualified floating rate" if (i) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Note is denominated or (ii) it is equal to the product of such a rate and either (a) a fixed multiple that is greater than zero but not more than 1.35, or (b) a fixed multiple greater than zero but not more than 1.35, increased or decreased by a fixed rate. A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the Note or are not reasonably expected to significantly affect the yield on the Note.

    An "objective rate" is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on (i) one or more qualified floating rates, (ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a currency other than the currency in which the debt instrument is denominated, (iii) the yield or changes in the price of one or more actively traded items of personal property other than stock or debt of the issuer or a related party, or (iv) a combination of objective rates. A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term. An objective rate is a "qualified inverse floating rate" if
(i) the rate is equal to a fixed rate minus a qualified floating rate, and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds. Under these rules, Commercial Paper Rate Notes, Prime Rate Notes, LIBOR Notes, Treasury Rate Notes, CD Rate Notes, Federal Funds Rate Notes and CMT Rate Notes will generally be treated as Variable Rate Notes.

    In general, if a Variable Rate Note provides for stated interest at a single qualified floating rate or objective rate, all stated interest on the Note is qualified stated interest and the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for the Note.

    If a Variable Rate Note does not provide for stated interest at a single qualified floating rate or objective rate or at a fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals on the Note are generally determined by (i) determining a fixed rate substitute for each variable rate provided under the Variable Rate Note (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the Note), (ii) constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above), (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and (iv) making the appropriate adjustments for actual variable rates during the applicable accrual period.

    If a Variable Rate Note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals are determined as in the immediately preceding paragraph with the modification that the Variable Rate Note is treated, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Variable Rate Note as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

    SHORT-TERM NOTES. In general, an individual or other cash basis United States Holder of a short-term Note is not required to accrue OID (as specially defined below for the purposes of this paragraph) for United States federal income tax purposes unless it elects to do so (but may be required to include any stated interest in income as the interest is received). Accrual basis United States Holders and certain other United States Holders, including banks, regulated investment companies, dealers in securities, common trust funds, United States Holders who hold Notes as part of certain identified hedging transactions, certain pass-through entities and cash basis United States Holders who so elect, are required to accrue OID on short-term Notes on either a straight-line basis or under the constant-yield method (based on daily compounding), at the election of the United States Holder. In the case of a United States Holder not required and not electing to include OID in income currently, any gain realized on the sale or retirement of the short-term Note will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the OID under the constant-yield method) through the date of sale or retirement. United States Holders who are not required and do not elect to accrue OID on short-term Notes will be required to defer deductions for interest on borrowings allocable to short-term Notes in an amount not exceeding the deferred income until the deferred income is realized.

    For purposes of determining the amount of OID subject to these rules, all interest payments on a short-term Note, including stated interest, are included in the short-term Note's stated redemption price at maturity.

    FOREIGN CURRENCY DISCOUNT NOTES. OID for any accrual period on a Discount Note that is denominated in, or determined by reference to, a foreign currency will be determined in the foreign currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States Holder, as described under "Payments of Interest." Upon receipt of an amount attributable to OID (whether in connection with a payment of interest or the sale or retirement of a Note), a United States Holder may recognize ordinary income or loss.

NOTES PURCHASED AT A PREMIUM

    A United States Holder that purchases a Note for an amount in excess of its principal amount may elect to treat such excess as "amortizable bond premium," in which case the amount required to be included in the United States Holder's income each year with respect to interest on the Note will be reduced by the amount of amortizable bond premium allocable (based on the Note's yield to maturity) to such year. In the case of a Note that is denominated in, or determined by reference to, a foreign currency, bond premium will be computed in units of foreign currency, and amortizable bond premium will reduce interest income in units of the foreign currency. At the time amortized bond premium offsets interest income, exchange gain or loss (taxable as ordinary income or loss) is realized measured by the difference between exchange rates at that time and at the time of the acquisition of the Notes. Any election to amortize bond premium shall apply to all bonds (other than bonds the interest on which is excludible from gross income) held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, and is irrevocable without the consent of the Service. See also "Original Issue Discount -- Election to Treat All Interest as Original Issue Discount."

PURCHASE, SALE AND RETIREMENT OF THE NOTES

    A United States Holder's tax basis in a Note will generally be its U.S. dollar cost (as defined below), increased by the amount of any OID or market discount included in the United States Holder's income with respect to the Note and the amount, if any, of income attributable to de minimis original issue discount and de minimis market discount included in the United States Holder's income with respect to the Note, and reduced by (i) the amount of any payments that are not qualified stated interest payments and (ii) the amount of any amortizable bond premium applied to reduce interest on the Note. The U.S. dollar cost of a Note purchased with a foreign currency will generally be the U.S. dollar value of the purchase price on the date of purchase or, in the case of Notes traded on an established securities market, as defined in the applicable Treasury Regulations, that are purchased by a cash basis United States Holder (or an accrual basis United States Holder that so elects), on the settlement date for the purchase.

    A United States Holder will generally recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount realized on the sale or retirement and the tax basis of the Note. The amount realized on a sale or retirement for an amount in foreign currency will be the U.S. dollar value of such amount on (i) the date payment is received in the case of a cash basis United States Holder, (ii) the date of disposition in the case of an accrual basis United States Holder, or (iii) in the case of Notes traded on an established securities market, as defined in the applicable Treasury Regulations, sold by a cash basis United States Holder (or an accrual basis United States Holder that so elects), on the settlement date for the sale. Except to the extent described above under "Original Issue Discount -- Short-Term Notes" or "Original Issue Discount -- Market Discount" or described in the next succeeding paragraph or attributable to accrued but unpaid interest, gain or loss recognized on the sale or retirement of a Note will be capital gain or loss and will be long-term capital gain or loss if the Note was held for more than one year.

    Gain or loss recognized by a United States Holder on the sale or retirement of a Note that is attributable to changes in exchange rates will be treated as ordinary income or loss. However, exchange gain or loss is taken into account only to the extent of total gain or loss realized on the transaction.

EXCHANGE OF AMOUNTS IN OTHER THAN U.S. DOLLARS

    Foreign currency received as interest on a Note or on the sale or retirement of a Note will have a tax basis equal to its U.S. dollar value at the time such interest is received or at the time of such sale or retirement. Foreign currency that is purchased will generally have a tax basis equal to the U.S. dollar value of the foreign currency on the date of purchase. Any gain or loss recognized on a sale or other disposition of a foreign currency (including its use to purchase Notes or upon exchange for U.S. dollars) will be ordinary income or loss.

INDEXED NOTES AND AMORTIZING NOTES

    The applicable Pricing Supplement will contain a discussion of any special United States federal income tax rules with respect to Notes that are not subject to the rules governing Variable Rate Notes payments on which are determined by reference to any index or with respect to any Amortizing Notes.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    In general, information reporting requirements will apply to payments of principal, any premium and interest on a Note and the proceeds of the sale of a Note before maturity within the United States to, and to the accrual of OID on a Discount Note with respect to, non-corporate United States Holders, and "backup withholding" at a rate of 31% will apply to such payments and to payments of OID if the United States Holder fails to provide an accurate taxpayer identification number or to report all interest and dividends required to be shown on its federal income tax returns.

                        RISKS RELATING TO INDEXED NOTES

    In addition to potential foreign currency risks as described below under "Foreign Currency Risks", an investment in Indexed Notes presents certain significant risks not associated with other types of securities. Certain risks associated with a particular Indexed Note may be set forth more fully in the applicable Pricing Supplement. Indexed Notes may present a high level of risk, and investors in certain Indexed Notes may lose their entire investment.

    The treatment of Indexed Notes for United States federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular Indexed Note. Accordingly, investors in Indexed Notes should, in general, be capable of independently evaluating the federal income tax consequences applicable in their particular circumstances of purchasing an Indexed Note.

LOSS OF PRINCIPAL OR INTEREST

    The principal amount of an Indexed Note payable at maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to one or more currencies (including baskets of currencies), one or more commodities (including baskets of commodities), one or more securities (including baskets of securities) and/or any other index (each an "Index"). The direction and magnitude of the change in the value of the relevant Index will determine either or both the principal amount of an Indexed Note payable at maturity or the amount of interest payable on an interest payment date. The terms of a particular Indexed Note may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate.
Accordingly, the Holder of an Indexed Note may lose all or a portion of the principal invested in an Indexed Note and may receive no interest thereon.

VOLATILITY

    Certain indices are highly volatile. The expected principal amount payable at maturity of, or the interest rate on, an Indexed Note based on a volatile Index may vary substantially from time to time. Because the principal amount payable at the maturity of, or interest payable on, an Indexed Note is generally calculated based on the value of the relevant Index on a specified date or over a limited period of time, volatility in the Index increases the risk that the return on the Indexed Notes may be adversely affected by a fluctuation in the level of the relevant Index.

    The volatility of an Index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets, any of which could adversely affect the value of an Indexed Note.

AVAILABILITY AND COMPOSITION OF INDICES

    Certain indices reference several different currencies, commodities, securities or other financial instruments. The compiler of such an Index typically reserves the right to alter the composition of the Index and the manner in which the value of the Index is calculated. Such an alteration may result in a decrease in the value of or return on an Indexed Note which is linked to such Index.

    An Index may become unavailable due to such factors as war, natural disasters, cessation of publication of the Index, or suspension of or disruption in trading in the currency or currencies, commodity or commodities, security or securities or other financial instrument or instruments comprising or underlying such Index. If an Index becomes unavailable, the determination of principal of or interest on an Indexed Note may be delayed or an alternative method may be used to determine the value of the unavailable Index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant Index. However, it is unlikely that such alternative methods of valuation will produce values identical to those which would be produced were the relevant Index to be used. An alternative method of valuation may result in a decrease in the value of or return on an Indexed Note.

    Certain Indexed Notes are linked to Indices which are not commonly utilized or have been recently developed. The lack of a trading history may make it difficult to anticipate the volatility or other risks to which such a Note is subject. In addition, there may be less trading in such Indices or instruments underlying such Indices, which could increase the volatility of such Indices and decrease the value of or return on Indexed Notes relating thereto.

                             FOREIGN CURRENCY RISKS

GENERAL

    EXCHANGE RATES AND EXCHANGE CONTROLS. An investment in Notes that are denominated in other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls by either the U.S. or foreign governments. Such risks generally depend on factors over which the Company has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Note. Depreciation of a Specified Currency other than U.S. dollars against the U.S. dollar would result in a decrease in the effective yield of such Note below its coupon rate, and in certain circumstances could result in a loss to the investor on a U.S. dollar basis.

    Governments have imposed from time to time and may in the future impose exchange controls which could affect exchange rates as well as the availability of the Specified Currency at a Note's maturity. Even if there are no actual exchange controls, it is possible that the Specified Currency for any particular Note would not be available at such Note's maturity. In that event, the Company will repay in U.S. dollars on the basis of the most recently available Exchange Rate. See "Description of Notes -- Payment of Principal and Interest."

    Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. Accordingly, payments on Notes made in a Specified Currency other than U.S. dollars will be made from an account with a bank located in the country issuing the Specified Currency (or, with respect to Notes denominated in ECUs, from an ECU account). See "Description of Notes -- Payment of Principal and Interest."

    Unless otherwise specified in the applicable Pricing Supplement, Notes denominated in other than U.S. dollars or ECUs will not be sold in, or to residents of, the country issuing the Specified Currency in which particular Notes are denominated.

    THIS   PROSPECTUS  SUPPLEMENT  AND  THE   ATTACHED  PROSPECTUS  AND  PRICING
SUPPLEMENT DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN THE NOTES DENOMINATED IN OTHER THAN U.S. DOLLARS. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN THE NOTES DENOMINATED IN A CURRENCY (INCLUDING ANY COMPOSITE CURRENCY) OTHER THAN U.S. DOLLARS. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

    THE INFORMATION SET FORTH IN THE PROSPECTUS SUPPLEMENT IS DIRECTED TO PROSPECTIVE PURCHASERS WHO ARE UNITED STATES RESIDENTS, AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS WHO ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES WITH RESPECT TO ANY MATTERS THAT MAY AFFECT THE PURCHASE, HOLDING OR RECEIPT OF PAYMENTS OF PRINCIPAL OF AND INTEREST ON THE NOTES. SUCH PERSONS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS WITH REGARD TO SUCH MATTERS.

    GOVERNING LAW AND FOREIGN CURRENCY JUDGMENTS. The Notes will be governed by and construed in accordance with the laws of the State of New York. If an action based on the Notes were commenced in a court in the United States, it is likely that such court would grant judgment relating to the Notes only in U.S. dollars. It is not clear, however, whether, in granting such judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. New York statutory law provides, however, that a court shall render a judgment in the foreign currency of the underlying obligation and that the judgment shall be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment.

EXCHANGE RATES AND EXCHANGE CONTROLS FOR SPECIFIED CURRENCIES

    With respect to any Note denominated in other than U.S. dollars, a Pricing Supplement including a currency supplement with respect to the applicable Specified Currency (which supplement shall include information with respect to applicable current foreign exchange controls, if any), and the relevant historical exchange rates for the Specified Currency shall constitute a part of this Prospectus Supplement. The information therein concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

    If payment on a Note is required to be made in ECUs and on a payment date with respect to such Note ECUs are unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or are no longer used in the European Monetary System, then all payments due on such payment date shall be made in U.S. dollars. The amount so payable on any payment date in ECUs shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis: The component currencies of the ECUs for this purpose (the "Components") shall be the currency amounts that were components of the ECUs as of the last date on which ECUs were used in the European Monetary System. The equivalent of ECUs in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for the Components, or as otherwise indicated in the applicable Pricing Supplement.

    If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall have a value on the date of division equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

    All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein or in the applicable Pricing Supplement that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on Holders of the Notes and the Company, and the Exchange Rate Agent shall have no liability therefor.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

    Subject to the terms and conditions set forth in the Distribution Agreement, dated February 28, 1996 (the "Distribution Agreement"), the Notes are being offered on a continuing basis by the Company through Goldman, Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner Smith Incorporated, Dillon, Read & Co. Inc., Morgan Stanley & Co. Incorporated and BT Securities Corporation (the "Agents"), who have agreed to use reasonable efforts to solicit purchases of the Notes. The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. The Company reserves the right to accept offers to purchase Notes through agents other than the Agents. The Agents shall have the right, in their discretion reasonably exercised, to reject any offer to purchase Notes, in whole or in part. The Company will pay the Agents a commission of from .125% to 1.00% of the principal amount of Notes, depending upon maturity, for sales made through them as Agents.

    The Company may also sell Notes to the Agents as principals for their own accounts at a discount to be agreed upon at the time of sale, or the purchasing Agents may receive from the Company a commission or discount equivalent to that set forth on the cover page hereof in the case of any such principal transaction in which no other discount is agreed. Such Notes may be resold at prevailing market prices, or at prices related thereto, at the time of such resale, as determined by the Agents or, if so agreed, at a fixed public offering price. The Company reserves the right to sell Notes directly on its own behalf. No commission will be payable on any Notes sold directly by the Company.

    In addition, the Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer may include all or part of the discount to be received from the Company. Unless otherwise indicated in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity. After the initial public offering of Notes to be resold to investors and other purchasers, the public offering price (in the case of Notes being resold at a fixed public offering price) and concession and discount may be changed.

    The Agents, as agents or principals, may be deemed to be "underwriters" within the meaning of the
Securities Act of 1933 (the "Act"). The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Act. The Company has agreed to reimburse the Agents for certain expenses.

    Certain of the Agents and their Affiliates may have performed various investment banking and commercial banking services for the Company may from time to time in the ordinary course of business perform such services in the future.

    The Agents may sell to or through dealers who may resell to investors, and the Agents may pay all or part of their discount or commission to such dealers. Such dealers may be deemed to be "underwriters" within the meaning of the Act.

    Notes may also be sold at the price to the public set forth herein to dealers who may resell to investors. Such dealers may be deemed to be "underwriters" within the meaning of the Act.

    Unless otherwise indicated in the applicable Pricing Supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in The City of New York.

    The Notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. No assurance can be given as to the existence or liquidity of the secondary market for the Notes.

                               VALIDITY OF NOTES

    The validity of the Notes will be passed upon for the Company by Siri S. Marshall, Senior Vice President, General Counsel and Secretary of the Company, and for the Agents by Sullivan & Cromwell, 125 Broad Street, New York, New York. The opinions of Ms. Marshall and Sullivan & Cromwell will be conditioned upon, and subject to certain assumptions regarding, future actions required to be taken by the Company and the Trustee in connection with the issuance and sale of any particular Note, the specific terms of Notes and other matters which may affect the validity of Notes but which cannot be ascertained on the date of such opinions. As of January 1, 1996, Siri S. Marshall owned, directly and indirectly, 24,113 shares of common stock of the Company and had exercisable options to purchase 67,016 shares of common stock of the Company.

                                     [LOGO]

                                  $500,000,000
                              GENERAL MILLS, INC.
                                DEBT SECURITIES

    General Mills, Inc. ("General Mills" or the "Company") may offer from time to time its unsecured debt securities (the "Debt Securities") in one or more series at an aggregate initial offering price not to exceed $500,000,000, or its equivalent in such foreign currency or units of two or more foreign currencies as may be designated by the Company at the time of the offering, on terms to be determined at the time of sale. This Prospectus sets forth information regarding the Company and general information regarding the Debt Securities. The specific designation, aggregate principal amount, purchase price, maturity, denominations (which may be in United States dollars, in any other currency or in a composite currency), any interest rate or rates (which may be fixed or variable) and time of payment of any interest, any redemption or extension terms, any terms for sinking fund payments, any listing of the Debt Securities on a securities exchange and other specific terms of the Debt Securities will be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement"). As used herein, the term "Debt Securities" shall include securities denominated in United States dollars or, if so specified in the applicable Prospectus Supplement, in any other currency or currency units.

    The Debt Securities may be sold to or through underwriters, dealers or agents for public offering or directly to other purchasers pursuant to the terms of the offering fixed at the time of sale. See "Plan of Distribution." Any underwriters, dealers or agents participating in an offering of Debt Securities will be named in the accompanying Prospectus Supplement or Prospectus Supplements. Such underwriters, dealers or agents may be deemed "underwriters" within the meaning of the Securities Act of 1933.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE  COMMISSION OR ANY  STATE SECURITIES COMMISSION  NOR HAS THE
       SECURITIES AND  EXCHANGE COMMISSION  OR ANY  STATE  SECURITIES
           COMMISSION  PASSED  UPON THE  ACCURACY OR  ADEQUACY OF
               THIS PROSPECTUS.  ANY REPRESENTATION  TO  THE
                           CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS FEBRUARY 23, 1996

                             AVAILABLE INFORMATION

    General Mills is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 and at the Commission's regional offices located at: Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60601 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the New York Stock Exchange and the Chicago Stock Exchange. Reports, proxy statements and other information concerning the Company also may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605.

    The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement, and exhibits thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company incorporates by reference into this Prospectus the following documents or information:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 28, 1995;

    (b) The Company's Quarterly Reports on Form 10-Q for quarters ended August 27, 1995 and November 26, 1995 and the Current Report on Form 8-K dated December 18, 1995; and

    (c) All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering of the Debt Securities hereof.

    Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the foregoing documents or any other information incorporated herein by reference or in the Registration Statement to which this Prospectus relates (other than certain exhibits to such documents). All requests should be directed to Ivy S. Bernhardson, Assistant Secretary, General Mills, Inc., P. O. Box 1113, Minneapolis, Minnesota 55440; telephone number (612) 540-7365.

    Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$" or "dollars").

                                  THE COMPANY

    General Mills was incorporated in Delaware in 1928. The Company is a leading marketer of packaged consumer foods. Included among the many products marketed by the Company are the following well-known brands: CHEERIOS, WHEATIES, TOTAL and other ready-to-eat cereals, GOLD MEDAL flour, BETTY CROCKER dessert mixes, BISQUICK baking mix, HAMBURGER HELPER main meal mixes, POP SECRET microwave popcorn, BUGLES snacks and YOPLAIT and COLOMBO yogurt products. The Company's expanding international operations include joint ventures with Nestle S.A. (ready-to-eat cereals), PepsiCo, Inc. (snacks) and CPC International Inc. (desserts and baking mixes).

    As used in this Prospectus, the terms "General Mills" and "Company", mean General Mills, Inc. and its subsidiaries unless the context indicates otherwise.

    The Company's principal executive offices are located at Number One General Mills Boulevard, Minneapolis, Minnesota 55426; telephone number (612) 540-2311.

                                USE OF PROCEEDS

    Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be added to the general funds of the Company and will be used to repay short-term debt and for other general corporate purposes, including working capital, debt refinancings, possible acquisitions and capital expenditures for business development. Specific allocations of the proceeds to such purposes may not have been made at the date of the applicable Prospectus Supplement, although management of the Company will have determined that funds should be borrowed at that time in anticipation of future funding requirements. The precise amount and timing of the application of such proceeds will depend upon the funding requirements of the Company and the availability and cost of other funds. Pending such use, a portion of such funds may be invested in short-term marketable securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                            FISCAL YEAR ENDED
                                          26 WEEKS ENDED             ---------------------------------------------------------------
                               ------------------------------------    MAY 28,      MAY 29,      MAY 30,      MAY 31,      MAY 26,
                               NOVEMBER 26, 1995  NOVEMBER 27, 1994     1995         1994         1993         1992         1991
                               -----------------  -----------------  -----------  -----------  -----------  -----------  -----------
Ratio of earnings to fixed
 changes.....................           7.87               7.52            4.10         6.18         8.62         9.28         8.06

    For purposes of computing the ratio of earnings to fixed charges, earnings represent pretax income from continuing operations plus fixed charges (net of capitalized interest). Fixed charges represent interest (whether expensed or capitalized) and one-third (the proportion deemed representative of the interest factor) of rents of continuing operations.

                         DESCRIPTION OF DEBT SECURITIES

    The Debt Securities will be issued under an Indenture (the "Indenture") between the Company and First Trust of Illinois, National Association, as Trustee (the "Trustee"). A copy of the form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following brief summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, and is further qualified by any description contained in the applicable Prospectus Supplement or Prospectus Supplements. Certain terms capitalized and not otherwise defined herein are defined in the Indenture. References in italics are to sections of the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference.

    The Debt Securities may be issued from time to time in one or more series. The terms of each series of Debt Securities will be established by or pursuant to a resolution of the Board of Directors and set forth or determined in the manner provided in an Officers' Certificate or by a supplemental indenture. The particular terms of the Debt Securities offered pursuant to any Prospectus Supplement or Prospectus Supplements will be described in such Prospectus Supplement or Prospectus Supplements.

GENERAL

    The Indenture will not limit the aggregate principal amount of Debt Securities which may be issued thereunder nor the amount of other debt which may be issued by the Company. The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

    Unless otherwise indicated in the applicable Prospectus Supplement or Prospectus Supplements, the Debt Securities of any series will be issued only in fully registered form in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. (SECTION 302) Debt Securities may be issuable in the form of one or more Global Securities, as described below under "Global Securities." The Debt Securities (other than those issued in the form of a Global Security) are exchangeable or transferable without charge therefor, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and require the holders to furnish appropriate endorsements and transfer documents. (SECTION 305)

    Debt Securities may be issued as Original Issue Discount Debt Securities (bearing no interest, or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. Special federal income tax and other considerations applicable thereto and special federal tax and other considerations applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars will be described in the Prospectus Supplement or Prospectus Supplements relating thereto.

    Unless otherwise indicated in the applicable Prospectus Supplement or Prospectus Supplements, principal of and any premium and interest on the Debt Securities will be payable, and the transfer of the Debt Securities will be registrable, at the principal corporate trust office of the Trustee. In addition, unless otherwise provided in the applicable Prospectus Supplement or Prospectus Supplements and except in the case of Global Securities, payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears on the Security Register. (SECTIONS 301, 305, 1001 AND 1002)

    The terms of the Debt Securities will be established prior to the issuance of Debt Securities of any series, including the following: (1) the title of the offered Debt Securities; (2) any limit on the aggregate principal amount of the offered Debt Securities; (3) the Person to whom any interest on the offered Debt Securities will be payable, if other than the Person in whose name it is registered on the regular record date for such interest; (4) the date or dates on which the offered Debt Securities will mature and any rights of extension;
(5) the rate or rates at which the offered Debt Securities will bear interest, if any, the date from which any such interest will accrue and the dates on which any such interest on the offered Debt Securities will be payable and the regular record dates therefor; (6) the place or places where the principal of and any premium and interest on the offered Debt Securities will be payable; (7) the period or periods within which, the price or prices at which and the terms and conditions upon which the offered Debt Securities may be redeemed, if applicable, at the option of the Company; (8) the obligation, if any, of the Company to redeem or purchase Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Debt Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation; (9) the denominations in which any offered Debt Securities will be issuable, if other than denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000; (10) if determined with reference to an index or pursuant to a formula, the amount of principal of or any premium or interest on the offered Debt Securities, and the manner in which such amounts will be determined; (11) the currency, currencies or currency units for the payment of principal of and any premium and interest payable on the offered Debt Securities, if other than United States dollars;
(12) if principal of or premium or interest on the offered Debt Securities is denominated or payable, at the election of the Company or the Holder, in a currency or currencies other than that in which the offered Debt Securities are stated to be payable, the currency, currencies or currency units for which such election is made and the periods within which, and the terms and conditions upon which such election is made and the amount payable (or the manner in which such amount is determined); (13) if other than the principal amount thereof, the portion of the principal payable upon acceleration of such Debt Securities following an Event of Default; (14) if the principal amount payable at the Stated Maturity of the Debt Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount deemed to be the principal amount of such offered Debt Securities as of any such date for any purpose thereunder, including the principal amount thereof which is due and payable upon any Maturity other than the Stated Maturity or which is deemed outstanding as of any date prior to the Stated Maturity, or in any case, the manner in which such amount is determined; (15) if the offered Debt Securities are not defeasible as described under "Defeasance and Covenant Defeasance" below; (16) whether such Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the Depositary for such Global Security or Debt Securities and the circumstances under which any such Global Security may be exchanged for Debt Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depositary or its nominee; (17) any addition to or change in the Events of Defaults which applies to the offered Debt Securities and any change in the right of the Trustee or the Holders of such offered Debt Securities to accelerate the maturity of the principal amount thereof; (18) any addition to or change in the covenants described under "Certain Covenants of the Company Under the Indenture" below; and (19) any other terms of the offered Debt Securities not inconsistent with the provisions of the Indenture. (SECTION 301)

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary identified in the applicable Prospectus Supplement or Prospectus Supplements. A Global Security will be issued in a denomination equal to the aggregate principal amount of outstanding Debt Securities of the series represented by such Global Security. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement or Prospectus Supplements.

CERTAIN COVENANTS OF THE COMPANY UNDER THE INDENTURE

    RESTRICTIONS ON LIENS. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary (defined below) to, incur, issue, assume or guarantee Indebtedness (defined below) secured by any Liens (defined below) of the Company or any Restricted Subsidiary upon any Principal Property (defined below) or upon shares of capital stock or evidences of Indebtedness issued by any Restricted Subsidiary and owned by the Company or any Restricted Subsidiary (whether such Principal Property, shares or evidence of Indebtedness were owned as of the date of the Indenture or thereafter acquired), without making, or causing such Restricted Subsidiary to make, effective provision to secure all of the Debt Securities issued under the Indenture and then
Outstanding by such Lien, equally and ratably with any and all other Indebtedness thereby secured, so long as such Indebtedness is so secured. The foregoing restrictions do not apply, however, to Indebtedness secured by Liens existing on the date of the Indenture or to (i) Liens on any Principal Property acquired, constructed or improved by the Company or any Restricted Subsidiary after the date of the Indenture which are created or assumed contemporaneously with such acquisition, construction or improvement, or within 180 days after the completion thereof, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement incurred after the date of the Indenture; (ii) Liens on property, shares of capital stock or Indebtedness existing at the time of acquisition thereof, whether by merger, consolidation, purchase, lease or otherwise (including Liens on property, shares of capital stock or Indebtedness of a corporation existing at the time such corporation becomes a Restricted Subsidiary); (iii) Liens in favor of the Company or any Restricted Subsidiary; (iv) Liens in favor of the United States of

America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, or political entity affiliated therewith, or in favor of Canada, or any political subdivision thereof, to secure partial, progress, advance or other payments, or other obligations, pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such Liens (including Liens incurred in connection with pollution control, industrial revenue or similar financings); (v) Liens on any property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property, whether directly or indirectly, by way of share disposition or otherwise; provided that the Company must have disposed of such property within 180 days after the creation of such Liens and that any Indebtedness secured by such Liens shall be without recourse to the Company or any Subsidiary; (vi) certain Liens imposed by law, such as mechanics', workmen's, repairmen's, materialmen's, carriers', warehousemen's, vendors' or other similar Liens arising in the ordinary course of business, or governmental (federal, state or municipal) Liens arising out of contracts for the sale of products or services by the Company or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing; (vii) certain pledges or deposits under workmen's compensation or similar legislation or in certain other circumstances; (viii) certain Liens in connection with legal proceedings, including certain Liens arising out of judgments or awards; (ix) Liens for certain taxes or assessments; (x) certain Liens consisting of restrictions on the use of real property which do not interfere materially with the property's use; or (xi) any extension, renewal or replacement, as a whole or in part, of any Lien existing on the date of the Indenture or of any Lien referred to in the foregoing clauses (i), (ii) or (v) to (x) inclusive; provided that (a) such extension, renewal or replacement Lien shall be limited to all or a part of the same property, shares of stock or Indebtedness that secured the Lien extended, renewed or replaced (plus improvements on such property) and (b) the Indebtedness secured by such Lien at such time is not increased. (SECTION
1006)

    Notwithstanding the foregoing, the Company and its Restricted Subsidiaries, or any of them, may incur, issue, assume or guarantee Indebtedness secured by Liens without equally and ratably securing the Debt Securities of each series then Outstanding, provided, that at the time of such incurrence, issuance, assumption or guarantee of Indebtedness, after giving effect thereto and to the retirement of any Indebtedness which is concurrently being retired, the sum of
(A) the aggregate amount of all outstanding Indebtedness secured by Liens which could not have been incurred, issued, assumed or guaranteed by the Company or a Restricted Subsidiary without equally or ratably securing the Debt Securities of each series then Outstanding, except for the provisions of this paragraph, plus
(B) the Attributable Value (defined below) of all Sale and Leaseback Transactions entered into in reliance on the second paragraph under the caption "Restrictions on Sale and Leaseback Transactions" does not exceed 15% of the Consolidated Capitalization of the Company (defined below). (SECTION 1006)

    RESTRICTIONS ON SALE AND LEASEBACK TRANSACTIONS. The Indenture provides that the Company will not itself, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction involving any Principal Property unless either (a) the Company or such Restricted Subsidiary would be, at the time of entering into such Sale and Leaseback Transaction, entitled, without equally and ratably securing the Debt Securities of each series then Outstanding, to incur, issue, assume or guarantee Indebtedness secured by a Lien on such property, pursuant to the provisions described in clauses (i) to (xi) inclusive above under "Restrictions on Liens," or (b) the Company, within 180 days after such sale or transfer, applies to the retirement of its Funded Debt (defined below) (subject to credits for certain voluntary retirements of Funded
Debt) an amount equal to the greater of (i) the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement or (ii) the fair market value of the Principal Property so sold and leased back. This restriction will not apply to a sale and leaseback transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of less than three years. (SECTION 1007)

    Notwithstanding the foregoing, the Company or its Restricted Subsidiaries, or any of them, may enter into a Sale and Leaseback Transaction, provided that, at the time of such transaction, after giving effect thereto, the sum of (A) the aggregate principal amount of Indebtedness secured by Liens in reliance on the second paragraph under the caption "Restrictions on Liens" and
(B) the Attributable Value of all Sale and Leaseback Transactions existing at such time which could not have been entered into except in reliance on this paragraph does not at such time exceed 15% of the Consolidated Capitalization of the Company. (SECTION 1007)

    CERTAIN DEFINITIONS.

    The term "Attributable Value" means, in respect of any Sale and Leaseback Transaction, as of the time of determination, the lesser of (a) the sale price of the Principal Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such Sale and Leaseback Transaction and the denominator of which is the base term of such lease, and (b) the total obligation (discounted to present value at the highest rate of interest specified by the terms of any series of Debt Securities then Outstanding compounded semi-annually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such Sale and Leaseback Transaction. (SECTION
101)

    The term "Consolidated Capitalization" of the Company means consolidated total assets less consolidated non-interest bearing current liabilities, all as shown by a consolidated balance sheet of the Company and all Subsidiaries. (SECTION 101)

    The term "Funded Debt" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed ("Debt") which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation of such Debt. (SECTION 101)

    The term "Indebtedness" of any Person means (without duplication), with respect to any Person, (a) every obligation of such Person for money borrowed,
(b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such Person with respect to commercial letters of credit, bankers' acceptances or similar facilities issued for the account of such Person and (d) every obligation of the type referred to in clauses (a) through (c) of another Person the payment of which such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise (but only, in the case of clause
(d), to the extent such Person has guaranteed or is responsible or liable for such obligations). (SECTION 101)

    The term "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). (SECTION 101)

    The term "Principal Property" shall mean any flour mill, manufacturing plant, packaging plant or research laboratory owned by the Company or any Restricted Subsidiary (whether located on land owned or leased by the Company or a Restricted Subsidiary) as of the date of the Indenture (and any future additions or improvements thereto) and located within the United States of America or Canada. (SECTION 101)

    The term "Restricted Subsidiary" means any Subsidiary other than one (a) the greater portion of the operating assets of which is located, or the principal business of which is carried on, outside the United States and Canada, or which, during the twelve most recent calendar months (or such shorter period as shall have elapsed since its organization), derived the major portion of its gross revenues from sources outside the United States or Canada, (b) the principal business of which consists of the financing or assisting in the financing of dealers, distributors or other customers to facilitate (i) the acquisition or disposition of products of the Company or any Subsidiary or (ii) obtaining equipment or machinery used in connection with such acquisition or disposition, (c) the principal business of which consists of the owning, leasing, dealing in or development of real property, or (d) substantially all of the assets of which consist of securities of Subsidiaries described in (a) through (c) above. (SECTION 101)

    The term "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. (SECTION 101)

    The term "U.S. Government Obligation" means (x) any security which is (i) a direct obligation of the United States for the payment of which the full faith and credit of the United States is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt. (SECTIONS 101 AND 1304)

    Unless otherwise indicated in a Prospectus Supplement, the covenants described above and in the Debt Securities would not necessarily afford Holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company, such as a leveraged buyout.

EVENTS OF DEFAULT

    The following events are defined in the Indenture as "Events of Default" with respect to the Debt Securities of any series, unless otherwise provided with respect to such series: (1) failure to pay any interest on any Debt Security of that series when due and payable, continued for 30 days; (2) failure to pay principal of or any premium on any Debt Security of that series when due and payable; (3) failure to deposit any sinking fund payment, when and as due, in respect of any Debt Security of that series; (4) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 60 days after written notice as provided in the Indenture; (5) certain events in bankruptcy, insolvency or reorganization involving the Company; and (6) any other Event of Default provided with respect to Debt Securities of that series. (SECTION 501)

    If an Event of Default (other than  an Event of Default described in  clause
(5) in the above paragraph) with respect to any series of Debt Securities Outstanding under the Indenture occurs and is continuing, then either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount (or, if any of the Debt Securities of that series are Original Issue Discount Debt Securities, such lesser portion of the principal amount of such Debt Securities as may be specified by the terms thereof) of all of the Debt Securities of that series to be due and payable immediately. If an Event of Default described in clause (5) in the above paragraph with respect to any series of Debt Securities Outstanding under the Indenture occurs, the principal amount (or, if any of the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Debt Securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (SECTION
502)

    Subject to the provisions of the Trust Indenture Act of 1939, as amended, (the "Trust Indenture Act"), the Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (SECTIONS 601, 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (SECTION 512)

    The Company is required to furnish to the Trustee annually a statement by certain officers as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (SECTION 1004)

    The Indenture provides that notwithstanding any other provisions thereof, the right of any Holder to receive payment of the principal of (and premium, if any) and interest on the Debt Securities or to institute suit for the enforcement thereof shall not be impaired without such Holder's consent. (SECTION 508)

MODIFICATION AND WAIVER

    The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of all series issued under the Indenture which are affected by the modification or amendment (voting as one class), to execute supplemental indentures modifying the Indenture or any supplemental indenture; PROVIDED, HOWEVER, that without the consent of the Holder of each Debt Security affected by such modification, no such modification shall change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon acceleration of the maturity thereof, change the place of payment where, or the currency in which, principal of, or any premium or interest on, any Debt Security is payable, impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, or reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for any such modification or amendment of the Indenture, or modify the foregoing requirements or reduce the percentage of Outstanding Debt Securities necessary to waive compliance with certain provisions of the Indenture or for waiver of certain defaults. (SECTION
902)

    The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of the Holders of all Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain provisions of the Indenture. (SECTION
1008) The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of the Holders of all Debt Securities of that series, waive any past default under the Indenture with respect to Debt Securities of that series, except a default (i) in the payment of principal of, or any premium or interest on, any Debt Security of such series, or (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (SECTION 513)

    The Indenture provides that, in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable, the principal amount of such Debt Security which shall be deemed to be Outstanding shall be the amount as established in or pursuant to a Board Resolution and set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more supplemental indentures, prior to the issuance of such Debt Securities, (C) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner as described above in (B), of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (A) or (B) above, of the amount determined in the manner as described in (B) above, and (D) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Debt Securities which the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor. (SECTION 101)

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Indenture provides that the Company may not consolidate with or merge with or into any other Person or convey, transfer or lease its property and assets substantially as an entirety to any Person, unless (i) either (A) the Company will be the resulting or surviving entity or (B) any successor or purchaser is a corporation, partnership, limited liability company or trust organized under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes the Company's obligations on the Debt Securities under a supplemental Indenture;
(ii) immediately after giving effect to the transaction no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing; (iii) if, as a result of any such transaction, property or assets of the Company would become subject to a Lien which would not be permitted by the Indenture, the Company or, if applicable, the successor to the Company, as the case may be, shall take such steps as shall be necessary effectively to secure the Debt Securities issued under the Indenture equally and ratably with Indebtedness secured by such Lien; and (iv) certain other conditions are met. (SECTION 801) Upon any consolidation or merger into any other Person or any conveyance, transfer or lease of the Company's assets substantially as an entirety to any Person, the successor
Person shall succeed to, and be substituted for, the Company under the Indenture, and the Company, except in the case of a lease, shall be relieved of all obligations and covenants under the Indenture and the Debt Securities to the extent it was the predecessor Person. (SECTION 802)

DEFEASANCE AND COVENANT DEFEASANCE

    Unless otherwise specified in the applicable Prospectus Supplement, the following provisions relating to defeasance and discharge of indebtedness, or relating to defeasance of certain restrictive covenants in the Indenture, will apply to the Debt Securities of any series, or to any specified part of a series. (SECTION 1301)

    DEFEASANCE AND DISCHARGE.

    The Indenture provides that the Company will be discharged from all its obligations with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of principal of and any premium and interest on and any mandatory sinking fund payments in respect of such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (SECTIONS 1302 AND 1304)

    DEFEASANCE OF CERTAIN COVENANTS.

    The Indenture provides that the Company may omit to comply with certain restrictive covenants described in Sections 1006 (Restrictions on Liens) and 1007 (Restrictions on Sale and Leaseback Transactions) of the Indenture and any that may be described in the applicable Prospectus Supplement, and the occurrence of certain Events of Default and any that may be described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such Debt Securities. In order to do so, the Company will be required to deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of the principal of and any premium and interest on and any mandatory sinking fund payments in respect of such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments. (SECTIONS 1303 AND 1304)

REGARDING THE TRUSTEE

    The Trustee is trustee under the Indenture pursuant to which the Debt Securities are to be issued. The Trustee is also trustee under the Company's Indenture dated as of July 1, 1982, as supplemented, pursuant to which certain debt securities of the Company are outstanding and acts as an agent for the issuance of the Company's commercial paper. First Bank National Association ("First Bank"), an affiliate of the Trustee, provides cash management and other banking and advisory services to the Company in the normal course of business.

GOVERNING LAW

    The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

                              PLAN OF DISTRIBUTION

    The Company may sell the Debt Securities being offered hereby in any of four ways: (i) directly to purchasers, (ii) through agents, (iii) through underwriters and (iv) through dealers. Offers to purchase Debt Securities may be made by potential investors or their agents on an unsolicited basis or may be solicited directly by the Company or agents designated by the Company from time to time. The applicable Prospectus Supplement or Prospectus Supplements will set forth the terms of the offering of the Debt Securities, including the name or names of any agents, underwriters or dealers, the purchase price of the Debt Securities and the proceeds to be received by the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation and any discounts and commissions allowed or reallowed or paid to dealers or agents. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents may be changed from time to time.

    In connection with the sale of Debt Securities, underwriters or agents may receive compensation from the Company in the form of underwriting discounts or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Underwriters, dealers and agents participating in the distribution of Debt Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Debt Securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended. Such underwriters, dealers and agents may be entitled under agreements which may be entered into by the Company to indemnification by the Company against and contribution toward certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    The Debt Securities may be distributed in one or more transactions from time to time at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    If so indicated in the applicable Prospectus Supplement or Prospectus Supplements, the Company will authorize dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Debt
Securities from the Company at the public offering price set forth in the applicable Prospectus Supplement or Prospectus Supplements pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement or Prospectus Supplements. Each Contract will be for an amount not less than, and the aggregate amount of Debt Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement or Prospectus Supplements. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of the Company. The obligations of any purchaser under any Contract will not be subject to any conditions except (1) the purchase by an institution of the Debt Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (2) if Debt Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Debt Securities less the principal amount thereof covered by Contracts.

    The Debt Securities will be a new issue of securities with no established trading market. Any underwriters or agents to or through whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters and agents will not be obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Debt Securities.

    Certain of the underwriters, dealers and/or agents and their associates may be customers of, engage in transactions with and perform services for the Company, including its subsidiaries, in the ordinary course of business.

                                    EXPERTS

    The consolidated financial statements and schedule of the Company and its subsidiaries as of May 28, 1995 and May 29, 1994 and for each of the fiscal years in the three-year period ended May 28, 1995 have been incorporated by reference in this Prospectus and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority required of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP refer to changes in the method of accounting for certain investments in debt and equity securities in fiscal 1995 and post-employment benefits and income taxes in fiscal 1994, respectively.

                          VALIDITY OF DEBT SECURITIES

    The validity of the Debt Securities will be passed upon for the Company by Siri S. Marshall, Esq., Senior Vice President, General Counsel and Secretary of the Company, and, unless otherwise indicated in the applicable Prospectus Supplement or Prospectus Supplements, for any underwriters or agents by Sullivan & Cromwell, New York, New York. As of January 1, 1996, Siri S. Marshall owned, directly or indirectly, 24,113 shares of common stock of the Company and had exercisable options to purchase 67,016 shares of common stock of the Company.

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    NO  PERSON IS AUTHORIZED BY  THE COMPANY TO GIVE  ANY INFORMATION OR TO MAKE
ANY  REPRESENTATIONS  NOT  CONTAINED  OR  INCORPORATED  BY  REFERENCE  IN   THIS
PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                 --------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                       PAGE
                                                     ---------
Description of Notes...............................        S-2
United States Taxation.............................       S-17
Risks Relating to Indexed Notes....................       S-23
Foreign Currency Risks.............................       S-25
Supplemental Plan of Distribution..................       S-26
Validity of Notes..................................       S-27
                          PROSPECTUS
Available Information..............................          2
Incorporation of Certain Documents by Reference....          2
The Company........................................          3
Use of Proceeds....................................          3
Ratio of Earnings to Fixed Charges.................          3
Description of Debt Securities.....................          3
Plan of Distribution...............................         11
Experts............................................         12
Validity of Debt Securities........................         13

                                  $500,000,000

                                     [LOGO]

                              GENERAL MILLS, INC.

                          MEDIUM-TERM NOTES, SERIES E

                                DUE NINE MONTHS
                                    OR MORE
                                      FROM
                                 DATE OF ISSUE

                                  -----------

                             PROSPECTUS SUPPLEMENT

                                  -----------

                              GOLDMAN, SACHS & CO.

                              MERRILL LYNCH & CO.

                            DILLON, READ & CO. INC.

                              MORGAN STANLEY & CO.
       INCORPORATED

                           BT SECURITIES CORPORATION

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